UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 17, 2015

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 17, 2015, Maxwell Technologies, Inc. (the “Company”) and Kevin S. Royal, the Senior Vice President and Chief Financial Officer of the Company have agreed that Mr. Royal, following six years of significant contribution to the Company, will step down from his position during 2015. The Company’s Board of Directors (the “Board”) has commenced a search for a new Chief Financial Officer. Mr. Royal has agreed to remain active in his current role until a successor is named and an effective transition is planned and initiated.

The Company issued a press release regarding Mr. Royal’s announced departure from the Company on March 17, 2015, a copy of which is attached to this report as Exhibit 99.1.

(e) On March 13, 2015, the Compensation Committee of the Board (the “Committee”) approved the grant of stock options, restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) under the Company’s 2013 Omnibus Equity Incentive Plan (the “Plan”) to Company employees, including to Dr. Franz Fink, our Chief Executive Officer, and to Michael Finger, our newly appointed Senior Vice President of Global Sales. The material terms and conditions of these awards are set forth in the forms of stock option agreement, restricted stock unit agreement and performance stock unit agreement filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this report and incorporated herein by reference. These award agreements reflect certain adjusted terms and conditions applicable to our 2015 compensation cycle equity awards for our executive officers, including that they vest in full if the Company were to be acquired in a transaction in which our acquirer did not assume the applicable award; double trigger vesting acceleration applies only if the holder’s involuntary termination occurs within two years following a change in control; and to the extent vesting acceleration applies to a PRSU, such acceleration applies at the target level.

The stock option, RSU and PRSU awards to Mr. Finger were granted outside the terms of the Plan as an inducement material to his acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). Mr. Finger received 11,646 options that vest over four years of his continuous service; 6,069 RSUs that vest over four years of his continuous service; 21,676 RSUs that vest over three years of his continuous service; and 8,092 PRSUs that vest upon target level achievement of applicable performance objectives (16,184 PRSUs upon maximum achievement) if his employment continues through December 31, 2017. His awards otherwise have substantially the same terms and conditions as the corresponding equity awards granted to other executive officers of the Company.

The Company issued a press release regarding the material terms of the inducement grants to Mr. Finger, a copy of which is attached to this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Option Agreement
10.2	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Restricted Stock Unit Agreement
10.3	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Performance Restricted Stock Unit Agreement
99.1	Press release issued by Maxwell Technologies, Inc. on March 17, 2015
99.2	Press release issued by Maxwell Technologies, Inc. on March 17, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Franz Fink
Franz Fink, Ph.D
President and Chief Executive Officer
Date: March 17, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Option Agreement
10.2	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Restricted Stock Unit Agreement
10.3	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Performance Restricted Stock Unit Agreement
99.1	Press release issued by Maxwell Technologies, Inc. on March 17, 2015
99.2	Press release issued by Maxwell Technologies, Inc. on March 17, 2015